EXHIBIT A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:

[Signature Page Follows]

Ex-A-1

WDE EMERALD HOLDINGS LLC

By:	/s/ THOMAS J. EDELMAN
Name: Thomas J. Edelman
Title: President

WHITE DEER ENERGY FI L.P.

By:	Edelman & Guill Energy L.P., its general partner

By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ THOMAS J. EDELMAN
Name: Thomas J. Edelman
Title: Director

WHITE DEER ENERGY L.P.

By:	Edelman & Guill Energy L.P., its general partner

By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ THOMAS J. EDELMAN
Name: Thomas J. Edelman
Title: Director

Ex-A-2

WHITE DEER ENERGY TE L.P.

By:	Edelman & Guill Energy L.P., its general partner

By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ THOMAS J. EDELMAN
Name: Thomas J. Edelman
Title: Director

EDELMAN & GUILL ENERGY L.P.

By:	Edelman & Guill Energy Ltd., its general partner

By:	/s/ THOMAS J. EDELMAN
Name: Thomas J. Edelman
Title: Director

EDELMAN & GUILL ENERGY LTD.

By:	/s/ THOMAS J. EDELMAN
Name: Thomas J. Edelman
Title: Director

THOMAS J. EDELMAN

/s/ THOMAS J. EDELMAN

BEN A. GUILL

/s/ BEN A. GUILL

Ex-A-3